As filed with the Securities and Exchange
     Commission on April 2, 1999                 Registration No. 033-61113


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                GOLD RESERVE INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Canada                                         N/A
     --------------------------------                  --------------------
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)


          926 West Sprague Avenue
                 Suite 200
            Spokane, Washington                                99201
     ----------------------------------------          --------------------
     (Address of principal executive offices)                (Zip Code)


                       GOLD RESERVE 1985 STOCK OPTION PLAN
                       GOLD RESERVE 1992 STOCK OPTION PLAN
                       GOLD RESERVE 1994 STOCK OPTION PLAN
                             GOLD RESERVE KSOP PLAN
                      ------------------------------------
                            (Full title of the plans)

                                 ROCKNE J. TIMM
                             926 West Sprague Avenue
                                    Suite 200
                            Spokane, Washington 99201
                                 (509) 623-1500
                      ------------------------------------
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                 with a copy to:

                                 ALAN G. HARVEY
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 4500
                               Dallas, Texas 75201
                                 (214) 978-3000


     PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE FOLLOWING REGISTRATION STATEMENTS OF GOLD RESERVE CORPORATION, AS ASSUMED BY GOLD RESERVE INC. AS SUCCESSOR ISSUER, ON FORM S-8 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE INCORPORATED HEREIN BY
     REFERENCE: (A) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-61113), AS AMENDED; (B) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-58700), AS AMENDED; (C) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-69912), AS AMENDED; AND
     (D) REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 033-35595). AS NECESSARY TO COMPLY WITH RULE 462 PROMULGATED UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT SHALL BE DEEMED A POST-EFFECTIVE AMENDMENT TO ALL SUCH REGISTRATION STATEMENTS.

                                EXPLANATORY NOTES

     Reorganization of GR-Montana to Canada
     --------------------------------------
     On February 3, 1999, the stockholders of Gold Reserve Corporation ("GR-Montana"), a Montana corporation, approved the Agreement and Plan of Merger (the "Merger Agreement") by and among GR-Montana, Gold Reserve Inc. ("GR-Canada"), a Yukon corporation, and GR-Merger Corp. ("Merger Sub"), a Montana corporation, pursuant to which Merger Sub merged with and into GR-Montana and GR-Montana became a wholly-owned subsidiary of GR-Canada (the "Merger"). The Merger became effective February 4, 1999. Pursuant to the terms of the Merger Agreement, the options previously granted under the Gold Reserve 1985 Stock Option Plan (the "1985 Plan"), Gold Reserve 1992 Stock Option Plan (the "1992 Plan"), Gold Reserve 1994 Plan (the "1994 Plan" and, together with the 1985 Plan, as amended in the Merger, and the 1992 Plan, as amended in the Merger, the "Predecessor Plans") may be exercised and will be exchanged automatically for Class A common shares, no par value per share, of GR-Canada ("GR-Canada Class A Shares") and GR-Canada Class A Shares will be issued pursuant to the Gold Reserve KSOP Plan (the "KSOP Plan").

     Consolidation of Registration Statements
     ----------------------------------------
     A total of 3,013,960 shares were registered by Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (Registration No. 033-61113) (the "Prior Registration Statement") for issuance in connection with the Predecessor Plans and the KSOP Plan. On June 5, 1997, the stockholders of GR-Montana approved the Gold Reserve 1997 Equity Incentive Plan and pursuant to the terms of the Merger Agreement such plan was assumed by GR-Canada (as amended in the Merger, the "1997 Plan"), and the options that have or will be granted under the 1997 Plan may be exercised and will be exchanged automatically for GR-Canada Class A Shares. Options and restricted stock are no longer being granted under the Predecessor Plans. Shares subject to stock options previously existing under the Predecessor Plans that as a result of forfeiture to GR-Canada again become subject to reissuance are reissued and administered pursuant to the 1997 Plan. A total of 2,108,889 shares previously registered under the Prior Registration Statement remain unsold and have not been issued under the Predecessor Plans and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth at item 89 of section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), are carried forward to, and deemed covered by, the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on or about the date hereof in connection with 1997 Plan (the "1997 Plan Registration Statement"). None of the 258,300 shares relating to the KSOP Plan registered under the Prior Registration Statement are carried forward to, or deemed covered by, the 1997 Plan Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------
     The following documents filed by GR-Montana and GR-Canada, as successor issuer, are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by GR-Canada pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     (a) GR-Montana's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) GR-Montana's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (c) GR-Montana's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

     (d) GR-Montana's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     (e)  Current Report on Form 8-K filed February 5, 1999 of GR-Canada;
          and

     (f) The description of GR-Canada's Common Stock as contained in GR-Canada's Registration Statement on Form 8-A, dated December 1, 1998, including all amendments and reports filed for the purpose of updating such descriptions.

     Item 4.  Description of Securities
              -------------------------
     Not Applicable.

     Item 5.  Interest of Named Experts and Counsel
              -------------------------------------
     None.

     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------
     The only statutes, charter provisions, bylaws, contracts or other arrangements under which a director or officer of GR-Canada is insured or indemnified in any manner against liability which such officer of director may incur in such capacity is Section 126 of the Yukon

     Business Corporations Act and Sections 7.02 through 7.04 of GR-Canada's Bylaws. Taken together, the statutory and bylaw provisions generally allow GR-Canada to indemnify its directors or officers against liability and expenses provided the officer or director seeking indemnity (1) was substantially successful on the merits in the defense of the action or proceeding, (2) (a) acted honestly and in good faith with a view to the best interest of GR-Canada and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the officer or director had reasonable grounds for believing the conduct was lawful, and (3) is fairly and reasonably entitled to indemnity.

     YUKON LAW

     Section 126 of the Yukon Business Corporation Act is set forth in its entirety as follows:

     126.(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

              (a) he acted honestly and in good faith with a view to the best interests of the corporation, and

              (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         (2) A corporation may with the approval of the Supreme Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfils the conditions set out in paragraphs (1)(a) and (b).

         (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

              (a) was substantially successful on the merits in his defence of the action or proceeding,

              (b)  fulfills the conditions set out in paragraphs (1)(a) and
                   (b), and

              (c)  is fairly and reasonably entitled to indemnity.

         (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

              (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

              (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

         (5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

         (6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

     SECTIONS 7.02 THROUGH 7.04 OF GR-CANADA'S BYLAWS ARE SET FORTH IN THEIR ENTIRETY AS FOLLOWS:

     7.02     LIMITATION OF LIABILITY

              Subject to the Act, no director or officer, or former director or officer, of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for conformity, or for any loss or damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interest of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Any repeal or modification of the foregoing provisions of this paragraph 7.02 shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this paragraph 7.02, a director or officer shall not be liable to the Corporation or its sareholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

     7.03     INDEMNITY

              Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

              (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

              (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

              The Corporation shall indemnify the directors and officers of the Corporation to the fullest extent permitted by law. The Corporation may indemnify any employee or agent of the Corporation to the fullest extent permitted by law. In addition to the circumstances in which a director or officer of the Corporation is indemnified as set forth in the foregoing provisions of this paragraph 7.03, a director or officer shall be indemnified by the Corporation to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Act.

     7.04     INSURANCE

              The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer, or former director or officer, of the Corporation as such against any liability incurred by him. The Corporation may provide such insurance to directors and officers regardless of whether such directors and officers are indemnified pursuant to paragraph 7.03 above.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------
     Not Applicable.

     Item 8.  Exhibits
              --------
     Exhibit
     Number   Description
     -------  ------------------------------------------------------------
     4.1      First Amendment to Gold Reserve 1985 Stock Option Plan*

     4.2      First Amendment to Gold Reserve 1992 Stock Option Plan*

     4.3 Gold Reserve 1985 Stock Option Plan (incorporated by reference to Exhibit No. 4.1 to GR-Montana's Registration Statement on Form S-8 (Registration No. 33-35595) filed with the Commission on June 29, 1990)

     4.4 Gold Reserve 1992 Stock Option Plan (incorporated by reference to Exhibit No. 4.3 to GR-Montana's Registration Statement on Form S-8 (Registration No. 33-58700) filed with the Commission on February 23, 1993)

     4.5 Gold Reserve 1994 Stock Option Plan (incorporated by reference to GR-Montana's Proxy Statement, dated June 14, 1994, which was mailed to GR-Montana's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

     Exhibit
     Number   Description
     -------  ------------------------------------------------------------
     4.6      Gold Reserve KSOP Plan (incorporated by reference to GR-
              Montana's Proxy Statement, dated June 14, 1994, which was mailed to GR-Montana's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

     4.7 Restated Articles of Incorporation of GR-Canada, filed November 20, 1998 (incorporated by reference to Exhibit No.
              3.1 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.8      Bylaws of GR-Canada (incorporated by reference to Exhibit No.
              3.2 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.9 Rights Agreement, dated as of October 5, 1998, between GR-Canada and Montreal Trust Company of Canada (incorporated by reference to Exhibit No. 4.3 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.10 Form of Certificate for the GR-Canada Class A Shares (incorporated by reference to Exhibit 4.4 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     23.1     Consent of PricewaterhouseCoopers LLP*

     24.1 Power of attorney (incorporated by reference to the signature page of Post Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 033-61113) filed with the Commission on June 10, 1998)

     *Filed herewith.

     Item 9.  Undertakings
              ------------
              (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (a)(1)(i) and
                   (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                   (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                   Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on April 1, 1999.


                                   GOLD RESERVE INC.


                                   By:  /s/ Rockne J. Timm
                                        -----------------------------------
                                        ROCKNE J. TIMM
                                        Chairman of the Board, President
                                          and Chief Executive Officer


     POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                         Title                                       Date
      --------------------------------  ------------------------------------------  ---------------
      /s/ Rockne J. Timm                Chairman of the Board, President, Chief
      --------------------------------  Executive Officer and Director (Principal
      ROCKNE J. TIMM                    Executive Officer)                          April 1, 1999


      *                                 Vice President of Finance and Chief
      --------------------------------  Financial Officer (Principal Financial and
      ROBERT A. McGUINNESS              Accounting Officer)                         April 1, 1999


      *
      --------------------------------  Executive Vice President and Director       April 1, 1999
      A. DOUGLAS BELANGER


      *
      --------------------------------  Senior Vice President and Director          April 1, 1999
      JAMES P. GEYER

      *
      --------------------------------  Director                                    April 1, 1999
      JAMES H. COLEMAN


      Signature                         Title                                       Date
      --------------------------------  ------------------------------------------  ---------------
      *
      --------------------------------  Director                                    April 1, 1999
      PATRICK D. McCHESNEY


      *
      --------------------------------  Director                                    April 1, 1999
      CHRIS D. MIKKELSEN


      *
      --------------------------------  Director                                    April 1, 1999
      JEAN CHARLES POTVIN


      *By:  /s/ Rockne J. Timm
            --------------------------
                ROCKNE J. TIMM
                Attorney-in-Fact                                                    April 1, 1999


     EXHIBIT INDEX

     Exhibit
     Number    Description
     -------   ------------------------------------------------------------
     4.1       First Amendment to Gold Reserve 1985 Stock Option Plan*

     4.2       First Amendment to Gold Reserve 1992 Stock Option Plan*

     4.3 Gold Reserve 1985 Stock Option Plan (incorporated by reference to Exhibit No. 4.1 to GR-Montana's Registration Statement on Form S-8 (Registration No. 33-35595) filed with the Commission on June 29, 1990)

     4.4 Gold Reserve 1992 Stock Option Plan (incorporated by reference to Exhibit No. 4.3 to GR-Montana's Registration Statement on Form S-8 (Registration No. 33-58700) filed with the Commission on February 23, 1993)

     4.5 Gold Reserve 1994 Stock Option Plan (incorporated by reference to GR-Montana's Proxy Statement, dated June 14, 1994, which was mailed to GR-Montana's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

     4.6 Gold Reserve KSOP Plan (incorporated by reference to GR-Montana's Proxy Statement, dated June 14, 1994, which was mailed to GR-Montana's shareholders in connection with the Annual Meeting of Shareholders held on July 22, 1994)

     4.7 Restated Articles of Incorporation of GR-Canada, filed November 20, 1998 (incorporated by reference to Exhibit No.
               3.1 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.8 Bylaws of GR-Canada (incorporated by reference to Exhibit No. 3.2 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.9 Rights Agreement, dated as of October 5, 1998, between GR-Canada and Montreal Trust Company of Canada (incorporated by reference to Exhibit No. 4.3 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     4.10 Form of Certificate for the GR-Canada Class A Shares (incorporated by reference to Exhibit 4.4 to GR-Canada's Registration Statement on Form S-4 (Registration No. 333-68061) filed with the Commission on November 27, 1998)

     Exhibit
     Number    Description
     -------   ------------------------------------------------------------
     23.1      Consent of PricewaterhouseCoopers LLP*

     24.1 Power of attorney (incorporated by reference to the signature page of Post Effective Amendment No. 4 to the Registration Statement on Form S-8 (Registration No. 033-61113) filed with the Commission on June 10, 1998)

     *Filed herewith.